munder series trust
AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION Agreement
is made as of this 17th day of May, 2005, by Munder
Series Trust, a Delaware statutory trust Trust, with
its principal place of business at 480 Pierce Street,
 Birmingham, Michigan 48009, on behalf of the Munder
 Bond Fund Acquiring Fund, a separate series of the
Trust, and the Munder U.S. Government Income Fund
Acquired Fund, also a separate series of the Trust.
This Agreement is intended to be and is adopted as
a plan of reorganization and liquidation within the
meaning of Section 368a1 of the United States Internal
Revenue Code of 1986, as amended Code.  The reorganization
 and liquidation will consist of 1 the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund to the Acquiring Fund in exchange solely for shares of beneficial interest of Class
 A, Class B, Class C, Class K and Class Y shares of the
Acquiring Fund Acquiring Fund Shares corresponding to the
 classes of outstanding shares of beneficial interest of
the Acquired Fund Acquired Fund Shares, as described herein,
2 the assumption by the Acquiring Fund of all liabilities of the Acquired Fund, and 3 the distribution of the Acquiring
Fund Shares to the shareholders of the Acquired Fund in
complete liquidation of the Acquired Fund, as provided
herein Reorganization, all upon the terms and conditions
 hereinafter set forth in this Agreement.
WHEREAS, the Acquired Fund and the Acquiring Fund are each
 a series of the Trust, a registered investment company classified as a management company of the open-end type, and the Acquired Fund owns securities that generally are
assets of the character in which the Acquiring Fund is
permitted to invest;
WHEREAS, the Trustees of the Trust have determined, with
respect to the Acquiring Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund Shares
and the assumption of all liabilities of the Acquired Fund
by the Acquiring Fund is in the best interests of the
Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction; and
WHEREAS, the Trustees of the Trust also have determined,
with respect to the Acquired Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired
Fund and that the interests of the existing shareholders
of the Acquired Fund would not be diluted as a result of
this transaction;
NOW, THEREFORE, in consideration of the premises and of
 the covenants and agreements hereinafter set forth, the
 parties hereto covenant and agree as follows:
	TRANSFER OF ASSETS OF THE ACQUIRED FUND TO THE
ACQUIRING FUND IN EXCHANGE FOR ACQUIRING FUND SHARES, THE ASSUMPTION OF ALL ACQUIRED FUND LIABILITIES AND THE
LIQUIDATION OF THE ACQUIRED FUND
	Subject to the requisite approval of the Acquired
Fund shareholders and the other terms and conditions herein
 set forth and on the basis of the representations and
warranties contained herein, the Acquired Fund agrees to
sell, assign, convey, transfer and deliver all of the
 property and assets of the Acquired Fund, as set forth
in paragraph 1.2, to the Acquiring Fund, and the Acquiring
Fund agrees in exchange therefor: i to deliver to the
Acquired Fund the number of full and fractional Class A,
Class B, Class C, Class K and Class Y Acquiring Fund Shares determined by dividing the value of the Acquired Fund s net assets with respect to each corresponding class of Acquired
 Fund Shares, computed in the manner and as of the time and
 date set forth in paragraph 2.1, by the net asset value of
 one Acquiring Fund Share of the corresponding class,
computed in the manner and as of the time and date set
forth in paragraph 2.2; and ii to assume all liabilities
 of the Acquired Fund, as set forth in paragraph 1.3.
 Such transactions shall take place on the date of the
closing provided for in paragraph 3.1 Closing Date.
	The property and assets of the Trust attributable
 to the Acquired Fund to be acquired by the Acquiring Fund
shall consist of all property and assets, including, without limitation, all rights, cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Acquired Fund and any deferred or prepaid
 expenses shown as an asset on the books of the Acquired
 Fund on the Valuation Date as defined in paragraph 2.1 collectively, Assets. The Acquired Fund will sell, assign, convey, transfer and deliver to the Acquiring Fund any rights, stock dividends, or other securities received by the Acquired
Fund after the Closing Date as stock dividends or other distributions on or with respect to the property and assets transferred, which rights, stock dividends, and other securities shall be deemed included in the property and
assets transferred to the Acquiring Fund at the Closing
Date and shall not be separately valued, in which case any
such distribution that remains unpaid as of the Closing Date shall be included in the determination of the value of the assets of the Acquired Fund acquired by the Acquiring Fund.
	The Acquired Fund will make reasonable efforts to discharge all of its known liabilities and obligations prior to the Valuation Date.  The Acquiring Fund shall assume all
of the liabilities of the Acquired Fund, whether accrued or
 contingent, known or unknown, existing at the Valuation Date collectively, Liabilities. On or as soon as practicable prior to the Closing Date, the Acquired Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed substantially all and in no event less than 98% of its investment company taxable income computed without regard to any deduction for dividends paid and realized net capital gain after reduction for any available capital loss carryover, if any, for the current taxable year through the Closing Date.
	Immediately following the actions contemplated by paragraph 1.1, the Trust shall take such actions necessary to complete the liquidation of the Acquired Fund. To complete the liquidation, the Trust, on behalf of the Acquired Fund, shall a distribute to the Acquired Fund s shareholders of record with respect to each class of its shares as of the Closing as defined in paragraph 3.1 Acquired Fund Shareholders, on a pro rata basis within that class, the Acquiring Fund Shares of the corresponding class received by the Acquired Fund pursuant to paragraph 1.1 and b completely liquidate.  Such distribution and liquidation will be accomplished, with respect to each
class of the Acquired Fund s shares, by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the
 names of the Acquired Fund Shareholders. The aggregate net asset value of Class A, Class B, Class C, Class K and Class
Y Acquiring Fund Shares to be so credited to Class A, Class
 B, Class C, Class K and Class Y Acquired Fund Shareholders, respectively, shall, with respect to each class, be equal to the aggregate net asset value of the Acquired Fund Shares of the corresponding class owned by Acquired Fund Shareholders
on the Closing Date.  All issued and outstanding Acquired Fund
 Shares will simultaneously be canceled on the books of the Acquired Fund. The Acquiring Fund shall not issue certificates representing the Class A, Class B, Class C, Class K and Class
 Y Acquiring Fund Shares in connection with the Reorganization.
	Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund s Transfer Agent, as defined in paragraph 3.3.
	Any reporting responsibility of the Acquired Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents
 with the Securities and Exchange Commission Commission,
 any state securities commission, and any Federal, state
or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the
 Acquired Fund.
	VALUATION
	The value of the Assets shall be the value of such
 Assets as of the close of business of the New York Stock Exchange and after the declaration of any dividends on the
 Closing Date such time and date being hereinafter called
the Valuation Date, computed using the valuation procedures
 set forth in the then-current prospectus and statement of additional information with respect to the Acquired Fund and valuation procedures established by the Trust s Board
of Trustees.
	The net asset value of each Class A, Class B, Class
C, Class K and Class Y Acquiring Fund Share shall be the net asset value per share computed with respect to that class as of the Valuation Date, using the valuation procedures set
forth in the Acquiring Fund s then-current prospectus and statement of additional information, and valuation procedures established by the Trust s Board of Trustees.
	The number of the Class A, Class B, Class C,
Class K and Class Y Acquiring Fund Shares to be issued
including fractional shares, if any in exchange for the
Acquired Fund s Assets shall be determined with respect
 to each such class by dividing the value of the net
assets with respect to the Class A, Class B, Class C,
 Class K and Class Y Acquired Fund Shares, as the case
 may be, determined using the same valuation procedures
referred to in paragraph 2.1, by the net asset value of
 a corresponding Acquiring Fund Share, determined in
 accordance with paragraph 2.2.
	All computations of value shall be made by State
Street Bank and Trust Company, in its capacity as sub-administrator for the Trust, and shall be subject to confirmation by the Trust s administrator.
	CLOSING AND CLOSING DATE
	The Closing Date shall be August 12, 2005,
or such other date as the parties may agree.  All acts
taking place at the closing of the transactions provided
 for in this Agreement Closing shall be deemed to take
place simultaneously as of the close of business on the
 Closing Date unless otherwise agreed to by the parties.
 The close of business on the Closing Date shall be as
of 4:00 p.m., Eastern Time.  The Closing shall be held
at the offices of the Trust.
	The Trust shall direct State Street Bank and
 Trust Company, as custodian for the Acquired Fund
Custodian, to deliver to the Trust at the Closing a
certificate of an authorized officer of the Custodian
stating that i the Assets of the Acquired Fund have been
 delivered in proper form to the Acquiring Fund within
two business days prior to or on the Closing Date, and
 ii all necessary taxes in connection with the delivery
 of the Assets, including all applicable Federal and
state stock transfer stamps, if any, have been paid o
 provision for payment has been made.  The Acquired
 Fund s portfolio securities represented by a
certificate or other written instrument shall be
 presented by the Custodian to those persons at the
 Custodian who have primary responsibility for the
safekeeping of the assets of the Acquiring Fund, as
 the Custodian also serves as the custodian for the
 Acquiring Fund.  Such presentation shall be made
 for examination no later than five business days
preceding the Closing Date, and such certificates
and other written instruments shall be transferred
 and delivered by the Acquired Fund as of the
Closing Date for the account of the Acquiring Fund
duly endorsed in proper form for transfer in such
condition as to constitute good delivery thereof.
  The Custodian shall deliver to those persons a
t the Custodian who have primary responsibility for
 the safekeeping of the assets of the Acquiring Fund
 as of the Closing Date by book entry, in accordance
 with the customary practices of the Custodian and of
 each securities depository, as defined in Rule 17f-4
 under the Investment Company Act of 1940, as amended
 1940 Act, in which the Acquired Fund s Assets are
deposited, the Acquired Fund s Assets deposited with
such depositories.  The cash to be transferred by the
Acquired Fund shall be delivered by wire transfer of
Federal funds on the Closing Date.
	The Trust shall direct PFPC, Inc., in its capacity
 as transfer agent for the Trust Transfer Agent, to delive
 to the Trust at the Closing a certificate of an authorized officer of the Transfer Agent stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding Class A, Class B, Class C, Class K and
 Class Y shares owned by each such shareholder immediately
prior to the Closing.  The Secretary of the Trust shall
confirm that a the appropriate number of Acquiring Fund
Shares have been credited to the Acquired Fund s account
 on the books of the Acquiring Fund pursuant to paragraph
 1.1 prior to the actions contemplated by paragraph 1.4
and b the appropriate number of Acquiring Fund Shares
have been credited to the accounts of the Acquired Fund Shareholders on the books of the Acquiring Fund pursuant to paragraph 1.4.  At the Closing the Trust shall e
xecute such bills of sale, checks, assignments, share
 certificates, if any, receipts or other documents as
 necessary to effect the Reorganization.
	In the event that on the Valuation Date a the
 New York Stock Exchange or another primary trading
market for portfolio securities of the Acquiring Fund
 or the Acquired Fund each, an Exchange shall be closed
 to trading or trading thereupon shall be restricted,
or b trading or the reporting of trading on such
Exchange or elsewhere shall be disrupted so that,
n the judgment of the Board of Trustees of the Trust,
 accurate appraisal of the value of the net assets of
the Acquiring Fund or the Acquired Fund is
impracticable, the Closing Date shall be postponed
until the first business day after the day when
trading shall have been fully resumed and reporting
shall have been restored.
	REPRESENTATIONS AND WARRANTIES
	Except as has been fully disclosed to the
 Acquiring Fund prior to the date of this Agreement
 in a written instrument executed by an officer of
the Trust, the Trust, on behalf of the Acquired Fund,
 represents and warrants to the Acquiring Fund as
follows:
a.	The Acquired Fund is duly organized as a
series of the Trust, which is a statutory trust
duly organized, validly existing and in good
standing under the laws of the State of Delaware,
 with power under the Trust s Declaration of Trust,
 as amended from time to time Declaration, to own
all of its Assets and to carry on its business as
it is now being conducted;
b.	The Trust is a registered investment company
classified as a management company of the open-end
type, and its registration with the Commission as
an investment company under the 1940 Act, and the
 registration of the Class A, Class B, Class C,
Class K and Class Y Acquired Fund Shares under
the Securities Act of 1933, as amended 1933 Act,
 is in full force and effect;
c.	No consent, approval, authorization, or
order of any court or governmental authority is
 required for the consummation by the Acquired
Fund of the transactions contemplated herein,
 except such as may be required under the 1933
Act, the Securities Exchange Act of 1934, as
amended 1934 Act, the 1940 Act and state
securities laws;
d.	The current prospectus and statement of
 additional information of the Acquired Fund and
 each prospectus and statement of additional
information of the Acquired Fund used at all
 times prior to the date of this Agreement conforms
 or conformed at the time of its use in all material
respects to the applicable requirements of the 1933
 Act and the 1940 Act and the rules and regulations
 of the Commission thereunder; and does not or did
not at the time of its use include any untrue
statement of a material fact or omit to state
 any material fact required to be stated therein
or necessary to make the statements therein, in
light of the circumstances under which they wer
e made, not materially misleading;
e.	On the Valuation Date, the Trust, on behalf
of the Acquired Fund, will have good and marketable
title to the Assets of the Acquired Fund and full
right, power, and authority to sell, assign, trans
fer and deliver such Assets hereunder free of any
liens or other encumbrances, and upon delivery and p
ayment for such Assets, the Trust, on behalf of the
 Acquiring Fund, will acquire good and marketable t
itle thereto, subject to no restrictions on the full
 transfer thereof, including such restrictions as mi
ght arise under the 1933 Act;
f.	The Acquired Fund is not engaged currently,
and the execution, delivery and performance of this
Agreement will not result, in i a material violation
 of the Trust s Declaration or By-Laws or of any agr
eement, indenture, instrument, contract, lease or o
ther undertaking to which the Trust, on behalf of t
he Acquired Fund, is a party or by which it is bou
nd, or ii the acceleration of any material obligati
on, or the imposition of any material penalty, unde
r any agreement, indenture, instrument, contract, l
ease, judgment or decree to which the Trust, on beh
alf of the Acquired Fund, is a party or by which it
 is bound;
a.	All material contracts or other commitments
 of the Acquired Fund other than this Agreement and
 certain investment contracts including options,
futures, and forward contracts will terminate withou
t liability to the Acquired Fund on or prior to the
 Closing Date;
b.	No litigation or administrative proceeding
 or investigation of or before any court or governm
ental body is presently pending or, to the Trust s
 knowledge, threatened against the Trust, with resp
ect to the Acquired Fund or any of its properties
or assets, that, if adversely determined, would m
aterially and adversely affect its financial cond
ition or the conduct of its business.  The Trust,
 on behalf of the Acquired Fund, knows of no facts
 which might form the basis for the institution of
 such proceedings and is not a party to or subject
to the provisions of any order, decree or judgment
 of any court or governmental body which materially
 and adversely affects its business or its ability
to consummate the transactions herein contemplated;
c.	The Statement of Assets and Liabilities, St
atements of Operations and Changes in Net Assets, and Schedule of Investments of the Acquired Fund at
 June 30, 2004 have been audited by Ernst & Young L
LP, independent registered public accounting firm, a nd are in accordance with accounting principles gene rally accepted in the United States of America GAAP consistently applied, and such statements present f material adverse change in the Acquired Fund s fina ncial condition, assets, liabilities or business, ot her than changes occurring in the ordinary course of indebtedness other than in the ordinary course in a ccordance with the Acquired Fund s investment restri ctions. For the purposes of this subparagraph j, a decline in net asset value per share of Acquired Fun d Shares due to declines in market values of securit ies held by the Acquired Fund, the discharge of Acquired
Fund liabilities, or the redemption of Acquired Fund Share
 by shareholders of the Acquired Fund shall not constitute
a material adverse change;
e.	On the Closing Date, all Federal and other tax
returns, dividend reporting forms, and other tax-related
 reports of the Acquired Fund required by law to have
 been filed by such date including any extensions shall
 have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and
reports shall have been paid or provision shall have
 been made for the payment thereof and, to the best
 knowledge of the Trust, no such return is currently
 under audit and no assessment has been asserted with
 respect to such returns;
f.	For each taxable year of its operation
including the taxable year ending on the Closing Date,
the Acquired Fund has met or will meet the requirements
of Subchapter M of the Code for qualification as a
 regulated investment company, has been or will be
 eligible to and has computed or will compute its
Federal income tax under Section 852 of the Code, and
 will have distributed all of its investment company
taxable income computed without regard to any deduction
for dividends paid and net capital gain as defined in
 the Code that has accrued through the Closing Date, and
 before the Closing Date will have declared dividends
sufficient to distribute all of its investment company
 taxable income computed without regard to any deduction
 for dividends paid  and net capital gain after reduction
 for any available capital loss carryover for the period
 ending on the Closing Date;
a.	All issued and outstanding Acquired Fund Shares
 are, and on the Closing Date will be, duly and validly
issued and outstanding, fully paid and non-assessable by
the Trust and have been offered and sold in every state,
territory and the District of Columbia in compliance in
all material respects with applicable registration
requirements of the 1933 Act and other securities laws.
  All of the issued and outstanding Acquired Fund Shares
 will, at the time of Closing, be held by the persons and
 in the amounts set forth in the records of the Transfer
 Agent, on behalf of the Acquired Fund, as provided in
 paragraph 3.3.  The Acquired Fund does not have outs
tanding any options, warrants or other rights to sub
scribe for or purchase any of the Acquired Fund Shares,
nor is there outstanding any security convertible into
 any of the Acquired Fund Shares;
b.	The execution, delivery and performance of
this Agreement and the transactions contemplated
herein have been duly authorized by all necessary
 action, if any, on the part of the Trustees of the
 Trust, on behalf of the Acquired Fund, and, subjec
 to the approval of the shareholders of the Acquired
 Fund, this Agreement constitutes a valid and binding
obligation of the Trust, on behalf of the Acquired Fund,
 enforceable in accordance with its terms, subject, as
to enforcement, to bankruptcy, insolvency, reorganizati
on, moratorium and other laws relating to or affecting
creditors  rights and to general equity principles;
c.	The information to be furnished by the Acquired
Fund for use in registration statements, proxy materials
and other documents filed or to be filed with any Federal,
 state or local regulatory authority including the National Association of Securities Dealers, Inc., which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with
 Federal securities and other laws and regulations
thereunder applicable thereto; and
d.	The combined proxy statement and prospectus
 Proxy Statement to be included in the Registration
Statement referred to in paragraph 5.5, insofar as
it relates to the Acquired Fund, will, on the
effective date of the Registration Statement and
on the Closing Date i not contain any untrue
 statement of a material fact or omit to state
or necessary to make the statements therein, in
light of the circumstances under which such statements
were made, not materially misleading, provided, however,
that the representations and warranties of this
subparagraph p shall not apply to statements in or
 omissions from the Proxy Statement and the Registration
Statement made in reliance upon and in conformity with
information that was furnished by the Acquiring Fund for
 use therein, and ii comply in all material respects with
 the provisions of the 1933 Act, the 1934 Act, and the
1940 Act and the rules and regulations thereunder.
	Except as has been fully disclosed to the
 Acquired Fund prior to the date of this Agreement
 in a written instrument executed by an officer of
 the Trust, the Trust, on behalf of the Acquiring Fund,
 represents and warrants to the Acquired Fund as follows:
a.	The Acquiring Fund is duly organized as a serie
s of the Trust, which is a statutory trust duly organized,
 validly existing, and in good standing under the laws of
 the State of Delaware, with power under the Trust s
Declaration to own all of its properties and assets
and to carry on its business as it is now being
conducted;
b.	The Trust is a registered investment company
classified as a management company of the open-end type,
and its registration with the Commission as an investment
 company under the 1940 Act and the registration of the
 Class A, Class B, Class C, Class K and Class Y Acquiring
Fund Shares under the 1933 Act, is in full force and effect;
c.	No consent, approval, authorization, or order of any
court or governmental authority is required for the
consummation by the Acquiring Fund of the transactions
 contemplated herein, except such as may be required
under the 1933 Act, the 1934 Act, the 1940 Act and
state securities laws;
d.	The current prospectus and statement of additi
onal information of the Acquiring Fund and each
prospectus and statement of additional information
of the Acquiring Fund used at all times prior to the
 date of this Agreement conforms or conformed at the
 time of its use in all material respects to the
applicable requirements of the 1933 Act and the 1940 Act
 and the rules and regulations of the Commission
thereunder and does not or did not at the time of
 its use include any untrue statement of a material
fact or omit to state any material fact required to
be stated therein or necessary to make the statements
 therein, in light of the circumstances under which
they were made, not materially misleading;
e.	The Acquiring Fund is not engaged currently,
 and the execution, delivery and performance of this
 Agreement will not result, in i a material violation
 of the Trust s Declaration or By-Laws or of any
agreement, indenture, instrument, contract, lease
or other undertaking to which the Trust, on behalf
of the Acquiring Fund, is a party or by which it is
 bound, or ii the acceleration of any material
 obligation, or the imposition of any material penalty,
 under any agreement, indenture, instrument, contract,
lease, judgment or decree to which the Trust, on behalf
 of the Acquiring Fund, is a party or by which it is
bound;
f.	No litigation or administrative proceeding or
 investigation of or before any court or governmental
 body is presently pending or, to its knowledge,
threatened against the Trust, with respect to the
 Acquiring Fund or any of the Acquiring Fund s
properties or assets, that, if adversely determined,
 would materially and adversely affect the Acquiring
Fund s financial condition or the conduct of its business.
 The Trust, on behalf of the Acquiring Fund, knows of no
 facts which might form the basis for the institution of '
such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects
 the Acquiring Fund s business or its ability to consummate
 the transactions herein contemplated;
g.	The Statement of Assets and Liabilities, Statements
 of Operations and Changes in Net Assets and Schedule of Investments of the Acquiring Fund at June 30, 2004 have been audited by Ernst & Young LLP, independent registered
public accounting firm, and are in accordance with GAAP consistently applied, and such statements present fairly, in all material respects, the financial condition of the Acquiring Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the
Acquiring Fund required to be reflected on a balance sheet
 including the notes thereto in accordance with GAAP as of
such date not disclosed therein;
h.	Since June 30, 2004, there has not been any material
 adverse change in the Acquiring Fund s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness other than in the ordinary course in accordance with the Acquiring Fund s investment restrictions. For purposes of this subparagraph h, a decline in net asset value per share of the Acquiring
Fund Shares due to declines in market values of securities
 held by the Acquiring Fund, the discharge of Acquiring
Fund liabilities, or the redemption of Acquiring Fund Shares by shareholders of the Acquiring Fund, shall not constitute a material adverse change;
i.	On the Closing Date, all Federal and other tax returns,
 dividend reporting forms, and other tax-related reports of the Acquiring Fund required by law to have been filed by such date including any extensions shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best knowledge of the Trust no such return is currently under audit and no assessment has been asserted with respect to such returns;
j.	For each taxable year of its operation including the
 taxable year that includes the Closing Date, the Acquiring
Fund has met or will meet the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been eligible to or will be eligible to and has computed or will compute its Federal income tax under Section 852 of
the Code;
k.	All issued and outstanding Acquiring Fund Shares are,
 and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Trust and have been offered and sold in every state, territory and the
 District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act
 and other securities laws.  The Acquiring Fund does not
have outstanding any options, warrants or other rights to
 subscribe for or purchase any Acquiring Fund Shares, nor
is there outstanding any security convertible into any
Acquiring Fund Shares;
l.	The execution, delivery and performance of this
Agreement and the transactions contemplated herein, have
 been duly authorized by all necessary action, if any,
 on the part of the Trustees of the Trust, on behalf of
the Acquiring Fund, and this Agreement constitutes a
 valid and binding obligation of the Trust, on behalf
of the Acquiring Fund, enforceable in accordance with
its terms, subject, as to enforcement, to bankruptcy,
 insolvency, reorganization, moratorium and other laws
 relating to or affecting creditors  rights and to general
 equity principles;
m.	The Class A, Class B, Class C, Class K and Class Y
 Acquiring Fund Shares to be issued and delivered to the
 Acquired Fund, for the account of the Acquired Fund
Shareholders, pursuant to the terms of this Agreement,
will on the Closing Date have been duly authorized and,
 when so issued and delivered, will be duly and validly
 issued Acquiring Fund Shares, and will be fully paid and non-assessable by the Acquiring Fund;
n.	The information to be furnished by the Acquiring
Fund for use in the registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws
and regulations applicable thereto; and
o.	The Proxy Statement to be included in the Registration
 Statement referred to in paragraph 5.5 and any amendment or supplement thereto, insofar as it relates to the Acquiring Fund and the Acquiring Fund Shares, will, from the effective date of the Registration Statement through the date of the meeting of shareholders of the Acquired Fund contemplated therein and on the Closing Date i not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, provided, however, that the representations and warranties of this subparagraph
 o shall not apply to statements in or omissions from the Proxy Statement and the Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquired Fund for use therein, and ii comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder.
	COVENANTS OF THE ACQUIRING FUND AND THE
ACQUIRED FUND
	The Acquiring Fund and the Acquired Fund each will operate its business in the ordinary course between the date hereof and the Closing
Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.
	The Trust will call a meeting of the
shareholders of the Acquired Fund to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.
	The Acquired Fund covenants that the Class A,
 Class B, Class C, Class K and Class Y Acquiring Fund
Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.
	Subject to the provisions of this Agreement, the Acquiring Fund and the Acquired Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
	The Trust, on behalf of the Acquired Fund, will prepare and file a Proxy Statement referred to in paragraph 4.1p to be included in a Registration
 Statement on Form N-14 Registration Statement, in compliance with the 1933 Act, the 1934 Act and the 1940 Act. The Acquired Fund will provide to the
Acquiring Fund such information regarding the Acquired Fund as may be reasonably necessary for the preparation of the Registration Statement
	The Acquiring Fund and the Acquired Fund shall each use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.
	The Trust, on behalf of the Acquired Fund, shall execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as may be necessary or desirable in order to 1 vest in and confirm a the title and possession of the Trust, on behalf of the Acquired
Fund, of the Acquiring Fund Shares to be delivered hereunder and b the title and possession of the Trust, on behalf of the Acquiring Fund, of all the Assets and 2 otherwise to carry out the intent and purpose of this Agreement.
	The Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.
	CONDITIONS PRECEDENT TO OBLIGATIONS OF
THE ACQUIRED FUND
The obligations of the Trust, on behalf of the Acquired Fund, to consummate the transactions provided for herein shall be subject, at the f the Trust, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;
	The Trust, on behalf of the Acquiring Fund, shall have delivered to the Acquired Fund a certificate executed by the Trust s President or
 Vice President and its Treasurer or Assistant
Treasurer, and dated as of the Closing Date, to the effect that the representations and warranties of the Trust, on behalf of the Acquiring Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;
	The Trust, on behalf of the Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by
 this Agreement to be performed or complied with by the Trust, on behalf of the Acquiring Fund, on or before the Closing Date; and
	The number of full and fractional Class A, Class B, Class C, Class K and Class Y Acquiring
 Fund Shares to be issued in connection with the Reorganization shall have been calculated in accordance with paragraph 1.1.
	CONDITIONS PRECEDENT TO OBLIGATIONS OF
THE ACQUIRING FUND
The obligations of the Trust, on behalf of the Acquiring Fund, to complete the transactions provided for herein shall be subject, at the Trust s election, to the performance by the Trust, on behalf of the Acquired Fund, of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:
	All representations and warranties of the Trust, on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing
Date, with the same force and effect as if made on and as of the Closing Date;
	The Trust shall have delivered to the
 Acquiring Fund a statement of the Acquired Fund s
 Assets and Liabilities, as of the Closing Date, certified by the Treasurer of the Trust;
	The Trust, on behalf of the Acquired Fund, shall have delivered to the Acquiring Fund a certificate executed in the name of the Acquired
Fund by its President or Vice President and its Treasurer or Assistant Treasurer and dated as of the Closing Date to the effect that the representations and warranties of the Trust, on behalf of the Acquired Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;
	The Trust, on behalf of the Acquired Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Trust, on behalf of the Acquired Fund, on or before the Closing Date;
	The number of full and fractional Class A, Class B, Class C, Class K and Class Y Acquiring Fund Shares to be issued in connection with the Reorganization shall have been calculated in accordance with paragraph 1.1; and
	The Acquired Fund shall have declared and paid a distribution or distributions prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders i all of its investment company taxable income and all of its net realized capital gains, if any, for the period from the close of its last fiscal year to 4:00 p.m. Eastern time on the Closing Date; and ii any undistributed investment company taxable income and net realized capital gains from any period to the extent not otherwise already distributed.
	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND AND THE ACQUIRED FUND
If any of the conditions set forth below have not been
 satisfied on or before the Closing Date with respect to the Trust, on behalf of the Acquired Fund, or the Trust, on behalf of the Acquiring Fund, the Trust may, at its option, refuse to consummate the transactions contemplated by this Agreement:
	The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of the Trust s Declaration and By-Laws, applicable Delaware law and the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring
 Fund. Notwithstanding anything herein to the contrary, the Trust may not waive the condition set forth in this paragraph 8.1;
	On the Closing Date no action, suit or
other proceeding shall be pending or, to the Trust s knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;
	All consents of other parties and all
other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties
\ of the Acquiring Fund or the Acquired Fund;
	The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act; and
	The Trust shall have received the opinion of counsel to the Trust addressed to the Trust substantially to the effect that, based upon certain facts, assumptions, and representations, the transaction contemplated by this Agreement shall constitute a tax-free reorganization for
Federal income tax purposes. The delivery of such opinion is conditioned upon receipt by counsel to the Trust of representations it shall request of the Trust.
Notwithstanding anything herein to the contrary, the Trust may not consummate such transactions contemplated by the
 Agreement if this condition is not satisfied.
	INDEMNIFICATION
	The Trust, out of the Acquiring Fund s assets and property including any amounts paid to the Acquiring Fund pursuant to any applicable liability insurance policies or indemnification agreements, agrees to indemnify and hold harmless the Acquired Fund from and against any and all osses, claims, damages, liabilities or expenses including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation to which the Acquired
Fund may become subject, insofar as such loss, claim, damage, liability or expense or actions with respect thereto arises out of or is based on any breach by the Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement, provided that such indemnification by the Acquiring Fund is not in violation of any applicable law.
	The Trust, out of the Acquired Fund s assets and property including any amounts paid to the Acquired Fund pursuant to any applicable liability insurance policies or
 indemnification agreements, agrees to indemnify and hold harmless the Acquiring Fund from and against any and all losses, claims, damages, liabilities or expenses including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation to which the Acquiring Fund may become subject, insofar as such loss, claim, damage, liability or expense or actions with respect thereto arises out of or is based on any breach by the Acquired Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement, provided that such indemnification by the Acquired Fund is not in violation of any applicable law.
	BROKERAGE FEES AND EXPENSES
	The Trust, on behalf of the Acquiring Fund and on behalf of the Acquired Fund, represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.
	The expenses relating to the proposed
Reorganization will be borne solely by Munder Capital
Management and its affiliates. No such expenses shall be borne by the Acquired Fund or the Acquiring Fund, except for brokerage fees and expenses incurred in connection with the Reorganization. The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, if any, preparation of the
 Registration Statement, printing and distributing the Proxy Statement, legal fees, accounting fees, securities registration fees, and expenses of holding shareholders
  meetings. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a regulated investment company within the meaning of Section 851 of the Code.
	ENTIRE AGREEMENT SURVIVAL OF WARRANTIES
	The Trust has not made any representation, warranty or covenant, on behalf of either the
Acquired Fund or the Acquiring Fund, not set forth herein, and this Agreement constitutes the entire agreement between the Acquiring
Fund and Acquired Fund with respect to the Reorganization.
	The representations, warranties and
covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing and the obligations of each of the Acquired Fund and Acquiring Fund in Sections 9.1 and 9.2 shall survive the Closing.
	TERMINATION
This Agreement may be terminated and the transactions
 contemplated hereby may be abandoned by resolution of the Trust s Board of Trustees, at any time prior to the Closing Date, if circumstances should develop that, in its opinion, make proceeding with the
Agreement inadvisable.
	AMENDMENTS
This Agreement may be amended, modified or supplemented
 in such manner as may be deemed necessary or advisable by the authorized officers of the Trust; provided, however, that following the meeting of the shareholders of the Acquired Fund called by the Trust pursuant to paragraph
5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Class A,
Class B, Class C, Class K and Class Y Acquired Fund
Shareholders, respectively, under this Agreement to the detriment of such shareholders without their further approval.
	HEADINGS; GOVERNING LAW; ASSIGNMENT L
IMITATION OF LIABILITY
	The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
	This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.
	This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.


SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or Vice President.

MUNDER SERIES TRUST, on behalf of its
MUNDER U.S. GOVERNMENT INCOME FUND
By
Title

MUNDER SERIES TRUST, on behalf of its
MUNDER BOND FUND
By
Title

With respect to Section 10.2 of this
Agreement, Accepted and Acknowledged by:
MUNDER CAPITAL MANAGEMENT
By
Title

273566.3.DC_03





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